CODE OF ETHICS

I.

Statement of General Principles

This Code of Ethics has been adopted by the Trust for the purpose of instructing all employees, officers, directors and trustees of the Trust in their ethical obligations and to provide rules for their personal securities transactions.  All such persons owe a fiduciary duty to the Trust and its shareholders.  A fiduciary duty means a duty of loyalty, fairness and good faith towards the Trust and its shareholders, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code.  These general principles are:

•

The duty at all times to place the interests of the Trust and its shareholders first;

•

The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual’s position of trust and responsibility; and

•

The fundamental standard that such employees, officers, directors and trustees should not take inappropriate advantage of their positions, or of their relationship with the Trust or its shareholders.

It is imperative that the personal trading activities of the employees, officers, directors and trustees of the Trust and the Adviser, respectively, be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action.  This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

All personal securities transactions must also comply with the Securities & Exchange Commission’s Rule 17j-1.  Under this rule, no Access Person may:

•

employ any device, scheme or artifice to defraud the Trust or any of its shareholders;

•

make to the Trust or any of its shareholders any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•

engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or any of its shareholders; or

•

engage in any manipulative practice with respect to the Trust or any of its shareholders.

II.

Definitions

A.

An "Access Person" is (i) each trustee or officer of the Trusts, (ii) each employee (if any) of  a service provider to the Trust who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security by and/or of the Trust or a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Trust or a Fund who obtains information concerning recommendations made to the Trust or to a Fund with regard to the purchase or sale of covered securities.

         An access person of the Trust who is also an access person of the Trust's principal underwriter or an access person of a Fund's investment adviser or sub-adviser may submit reports required by the Trust Code on forms prescribed by the Code of Ethics of such principal underwriter, investment adviser, or sub-adviser provided that such forms contain substantially the same in formation as called for in the forms required by the requirements of Rule 17j-1(d)(1). Moreover, in the case of reports, any access person may supply the Trust in lieu of such reports with duplicate copies of broker trade confirmations or account statements with respect to the access person provided such confirmation and/or account statements are: (i) received by the Trust within the time period and (ii) contain all the information required by this Code.

 The Compliance Officer will maintain a current list of all Access Persons .

B.

Beneficial Interest:  ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

C.

Compliance Officer: the Compliance Officer for the Trust is Rodney L. Ruehle.

D.

Disinterested Trustees:  trustees of the Trust whose affiliation with the Trust is solely by reason of being a trustee of the Trust.

E.

Account:  each account in which an Access Persons or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate.  Family members include a spouse, minor children, any person living in the home and any relative (including in-laws) to whose support the Access Person directly or indirectly contributes.

F. G.

Funds:  any series of the Trust.

H.

Related Securities:  securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

I.

Securities:  any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a “security,” or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following:  1) securities issued by the government of the United States, 2) bankers’ acceptances, 3) bank certificates of deposit, 4) commercial paper, and 5) shares of unaffiliated registered open-end investment companies (other than exchange traded funds)..

J.

Securities Transaction:  the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Account.  The term Securities Transaction does not include transactions executed by the Adviser for the benefit of unaffiliated persons, such as investment advisory and brokerage clients.

III.

Personal Investment Guidelines

A.

Personal Accounts

1.

While trustees of the Trust are subject at all times to the fiduciary obligations described in this Code, the Personal Investment Guidelines and Compliance Procedures in Sections III and IV of this Code apply to Disinterested Trustees only if such person knew, or in the ordinary course of fulfilling the duties of that position, should have known, that during the fifteen days immediately preceding or after the date of the such person’s transaction that the same Security or a Related Security was or was to be purchased or sold for a Fund or that such purchase or sale for a Fund was being considered, in which case such Sections apply only to such transaction.

3.

2.

Any Securities Transactions in a private placement must be authorized by the Compliance Officer, in writing, prior to the transaction.  In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered by virtue of the Access Person’s position with the Trust or the Adviser.  If the private placement acquisition is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization.  Access Persons who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Access Person takes part in any subsequent investment in the same issuer3.

Access Persons are prohibited from acquiring any Securities in an initial public offering without the prior written approval of the Compliance Officer.  This restriction is imposed in order to preclude any possibility of an Access Person profiting improperly from his or her position with the Trust or the Adviser.  If the initial public offering is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization.

B.

Other Restrictions

Access Persons  are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the Compliance Officer.  The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of the Trust and the Funds’ shareholders.

IV.

Compliance Procedures

A.

Disclosure

1.

Within ten (10) days of commencement of employment with the Trust, each Access Person must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose the following information, which information must be current as of a date no more than 45 days prior to the date the person became an Access Person: a) the title, number of shares and principal amount of each Security in which the Access Person has a Beneficial Interest when the person became an Access Person, b) the name of any broker/dealer with whom the Access Person maintained an account when the person became an Access Person, and c) the date the report is submitted.

2.

Annually, each Access Person must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, that he or she has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.   In addition, each Access Person shall annually provide the following information (as of a date no more than 30 days before the report is submitted): a) the title, number of shares and principal amount of each Security in which the Access Person had any Beneficial Interest, b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person, and c) the date the report is submitted.

B.

Compliance

1.

All Access Persons must provide copies of all periodic broker account statements to the Compliance Officer.  Each Access Person must report, no later than thirty (30) days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Trust, all transactions in which the Access Person acquired or sold any direct or indirect Beneficial Interest in a Security and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code.  The report will also identify any trading account, in which the Access Person has a direct or indirect Beneficial Interest, established during the quarter with a broker, dealer or bank.  The Access Person may exclude transactions effected pursuant to an automatic investment plan.  An automatic investment plan is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

2.

The Compliance Officer will, on a quarterly basis, check the trading account statements provided by brokers to verify that the Access Person has not violated the Code.  The Compliance Officer shall identify all Access Person , inform those persons of their reporting obligations, and maintain a record of all current and former access persons.

3.

If an Access Person violates this Code, the Compliance Officer will report the violation to management personnel of the Trust for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Access Person, or suspension or termination of his or her  relationship with the Trust.

4.

The management personnel of the Trust will prepare an annual report to the Trust’s board of trustees that summarizes existing procedures and any changes in the procedures made during the past year and certify to the Trust’s Board of Trustees that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.  The report will describe any issues existing under this Code since the last report, including without limitation, information about any material violations of this Code, any significant remedial action during the past year and any recommended procedural or substantive changes to this Code based on management’s experience under this Code, evolving industry practices or legal developments.

Responsible Party/Compliance Process:  Chief Compliance Officer

Approved:__________________

Revised:____________________

ANNUAL SECURITIES REPORT

This information is current as of _______________ (must be current as of a date no more than 45 days before the Report is submitted).  Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

Security(name, type, CUSIP or ticker symbol)	# of Shares and Principal Amount	Date Acquired

Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

Name of Broker, Dealer or Bank	Account Name

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it.  I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name:

Signature:

Date:

PRE-CLEARANCE OF SECURITY TRANSACTION

  To:

Compliance Officer

From:

__________________________________________

(Name of Access Person)

Date:

__________________________________

 1.  I hereby seek approval for the ☐ purchase/☐ sale of _________ shares or $__________ par value of _______________________ for the cash or margin account of _____________________.

 2.  The price per share or contract is approximately $_________________.

 3.  The transaction ☐ is/☐ is not in connection with a private placement or an initial public offering.

 4.  Said transaction was recommended to me by __________________________________.

I have no knowledge of any pending purchase or sell order for this Security or a Related Security.

I have read the Code of Ethics within the past year and recognize that I am subject to it.

After inquiry, I am satisfied that this transaction is consistent with the Code of Ethics and the Insider Trading Policy.  If I become aware that the trade does not comply with this Code or that the statements made on the request are no longer true, I will immediately notify the Compliance Officer.

______________________________________

Signature

APPROVED:  _________________________________

DATE:  ______________________

TRANSACTION COMPLETED:  Date ___________

No. of Shares _________

Price _______

TRANSACTION UNFILLED:  ___________________

COMMENTS/FOLLOW UP:

(This authorization is valid until close of business on the second trading day following authorization.

QUARTERLY SECURITIES TRANSACTIONS REPORT

Calendar Quarter/Year:

Persons subject to the Code of Ethics must report ALL Securities Transactions (including  transactions involving affiliated mutual Funds) as defined in the Code of Ethics, executed during the reporting period.  .  The report must be returned to the Compliance Officer, regardless of whether any Securities Transactions occurred, before the 30th day after the close of the calendar quarter.  Please note that this Report covers all Securities in which you have a Beneficial Interest.

☐

I have executed no Securities Transactions during the quarter.

☐

The following is a complete list of my Securities Transactions:

Security*	Transaction Date	Purchase, Sale, or Other	# of Shares & Principal Amount of Security	Price	Executing Broker

*Provide interest rate, maturity date, ticker symbol or CUSIP, if applicable

I have not opened a brokerage account during the quarter.

The following is a complete list of all brokerage accounts I opened during the quarter:

Name of Broker, Dealer or Bank:	Account Name:	Date Established:

I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all Securities Transactions that require disclosure.

Printed Name:

Signature:

Filing Date:

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE REPORTING PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN ANY SECURITY TO WHICH THIS REPORT RELATES.

NEW ACCESS PERSON SECURITIES REPORT

This information is current as of _______________ (must be current as of a date no more than 45 days before your commencing of becoming an Access Person).  Return to Compliance Officer within 10 days of your commencing employment.

Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

Security(name, type, CUSIP or ticker symbol)	# of Shares or Principal Amount	Date Acquired

Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

Name of Broker, Dealer or Bank	Account Name

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it.  I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name:

Signature:

Date:

ANNUAL ISSUES REPORT AND CERTIFICATION

OF

Greenwich Advisors Trust

For the period__________ to ______________

A.  Issues Report.  Rule 17j-1 under the 1940 Act requires that Greenwich Advisors Trust (the “Trust”) submit at least annually, for the Board of Trustees’ consideration, a written report describing any issues arising under the Trust’s Code of Ethics, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations.

[Describe all issues relevant to the Board or state that there are no issues to report.]

B.

Certification.  The undersigned authorized officer of the Trust hereby certifies to the Board that the Trust has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code) from violating the Code.

Date:___________________

_________________________________________

Authorized Officer

FORM OF ANNUAL ISSUES REPORT AND CERTIFICATION

OF

Greenwich Advisors, LLC

For the period _______________ to __________________

A.

Issues Report.  Rule 17j-1 under the 1940 Act requires that Greenwich Advisors, LLC (the “Adviser”), adviser to the Greenwich Advisors Trust  submit at least annually, for the Board of Trustees’ consideration, a written report describing any issues arising under the Trust’s Code of Ethics, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations.

[Describe all issues relevant to the Board or state that there are no issues to report.]

B.

Certification.  The undersigned authorized officer of the Adviser hereby certifies to the Board that the Trust has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code) from violating the Code.

Date:___________________

_________________________________________

Authorized Officer

FORM OF ANNUAL ISSUES REPORT AND CERTIFICATION

OF

____________[Principal Underwriter]____________

For the period _______________ to __________________

A.

Issues Report.  Rule 17j-1 under the 1940 Act requires that _________________,  principal underwriter of the Greenwich Advisors Trust (the “Underwriter”) submit at least annually, for the Board of Trustees’ consideration, a written report describing any issues arising under the Trust’s Code of Ethics, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations.

[Describe all issues relevant to the Board or state that there are no issues to report.]

B.

Certification.  The undersigned authorized officer of the Underwriter hereby certifies to the Board that the Trust has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code) from violating the Code.

Date:___________________

_________________________________________

Authorized Officer